UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 8, 2006 (December 5, 2006)
Baldwin Technology Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160

(Commission File Number)	(IRS Employer Identification No.)

Two Trap Falls Road, Suite 402, CT	06484

(Address of Principal Executive Offices)	(Zip Code)
203-402-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On December 5, 2006, Dr. Frederick J. Westlake resigned as a member of the Board of Directors of the Company. At the time of his resignation Dr. Westlake was a member of the Compensation Committee of the Board of Directors of the Company.
     Dr. Westlake resigned as a Director of the Company because the Company would not enter into a contractual arrangement with a foreign corporation formed by Dr. Westlake pursuant to which the foreign corporation would make available its employee, Dr. Westlake, to serve as a Director of the Company and the Company would pay to the foreign corporation the compensation that the Company would otherwise pay to Dr. Westlake as a Director.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

10.1	Email dated December 5, 2006 from Dr. Frederick J. Westlake to Helen Oster, Corporate Secretary of the Company (filed herewith).
10.2	Letter of Resignation dated December 5, 2006 from Frederick J. Westlake to Gerald A. Nathe, Chairman of the Company (filed herewith).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC. (Registrant)
By:	/s/ Vijay C. Tharani
	Name:	Vijay C. Tharani
	Title:	Vice President, CFO & Treasurer

Dated: December 8, 2006